Phone (310) 568-1625
Fax (310) 410-0371
www.kabanico.com

March 16, 2010

Office of the Chief Accountant
SECPS Letter File
Mail Stop 9-5
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re: BIOSHAFT WATER TECHNOLOGY, INC.

File No. 000-52393

We have read the statements that we understand BIOSHAFT WATER TECHNOLOGY, INC. will include under Item 4.01 of the Form 8-K report, dated March 16, 2010, it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

Kabani & Company, Inc.